SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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QUALSTAR CORPORATION
(Name of Registrant as Specified in Its Charter)

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February 20, 2009

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Qualstar Corporation to be held on Wednesday, March 25, 2009, at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, beginning at 9:30 a.m. Pacific Time.

At this meeting you will be asked to elect six directors to serve a term of one year, to approve the 2008 Stock Incentive Plan, and to approve the appointment of SingerLewak LLP to audit our financial statements for fiscal 2009.  We urge you to read the attached Notice of Annual Meeting and Proxy Statement, which contains detailed information about management’s nominees and other matters related to the Annual Meeting.  In addition to the formal business to be conducted, management will report on developments of the past year and respond to questions and comments of general interest to shareholders.

It is important that your shares be represented.  Therefore, even if you presently plan to attend the Annual Meeting, please complete, sign and date and promptly return the enclosed proxy card in the envelope provided.  If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time.

I look forward to seeing you at the Annual Meeting.

Sincerely,

William J. Gervais
Chief Executive Officer and President

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

___________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on March 25, 2009
__________________________________

NOTICE IS HEREBY GIVEN that Qualstar’s Annual Meeting of Shareholders (the “Annual Meeting”) will be held at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on Wednesday, March 25, 2009, at 9:30 a.m. Pacific Time, for the following purposes:

1.	To elect six directors to serve one year terms expiring at the next Annual Meeting of Shareholders, or until their successors have been duly elected and qualified;

2.	To approve the 2008 Stock Incentive Plan, under which 500,000 shares of our common stock are authorized for issuance pursuant to stock options;

3.	To approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2009; and

4.	To transact any other business as may properly come before the Annual Meeting and any adjournment thereof.

Shareholders of record at the close of business on February 11, 2009, are entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.  All shareholders are cordially invited to attend the Annual Meeting in person.

By Order of the Board of Directors

Richard A. Nelson
Secretary

Simi Valley, California
February 20, 2009

YOUR VOTE IS IMPORTANT.  THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE PREADDRESSED ENVELOPE PROVIDED.  NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on March 25, 2009:  This Proxy Statement and our annual report on Form 10-K for the fiscal year ended June 30, 2008 are available on Qualstar’s website at
www.qualstar.com

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

———————————
PROXY STATEMENT
———————————

ANNUAL MEETING OF SHAREHOLDERS
To be held on March 25, 2009

General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Qualstar Corporation, a California corporation, for use at the Annual Meeting of Shareholders of the Company to be held on Wednesday, March 25, 2009, at 9:30 a.m. Pacific Time.  The Annual Meeting will be held at our corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063.  Distribution of this Proxy Statement and the accompanying proxy to our shareholders will begin on or about February 20, 2009.

Voting and Solicitation of Proxies

On February 11, 2009, the record date with respect to this solicitation, 12,253,117 shares of our common stock were outstanding.  No other securities are entitled to vote at the Annual Meeting.  Only shareholders of record on such date are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  Each shareholder of record is entitled to one vote for each share held as of the record date on all matters to come before the Annual Meeting and at any adjournment thereof.

Quorum.  The holders of a majority of the outstanding shares of our common stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting.  We count proxies marked “withhold authority” as to any director nominee or “abstain” as to a particular proposal as well as broker non-votes for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business.

Vote Required.  The six director nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote will be elected as directors.  Accordingly, proxies marked “withhold authority” and broker non-votes will have no effect in determining which directors receive the highest number of votes.  Under Qualstar’s bylaws, the approval of proposals 2 and 3 will require the affirmative votes of a majority of the shares present or represented and entitled to be voted at the Annual Meeting.  Proxies marked “abstain” as to proposal 2 or 3 will be counted in the tabulation of the shares entitled to vote and, therefore, will have the same effect as a vote “against” the proposal.  Broker non-votes will not be counted in determining the total number of shares entitled to vote on either proposal and, therefore, will have no effect on whether proposal 2 or 3 is approved.

The shares represented by all valid proxies received will be voted in accordance with the instructions specified therein.  Unless otherwise directed in the proxy, the persons named therein will vote FOR the election of each of the director nominees named below, and FOR proposals 2 and 3.  As to any other business that may properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.  We presently do not know of any other business which will be presented for consideration at the Annual Meeting.

Solicitation.  Proxies for use at the Annual Meeting are being solicited by our Board of Directors.  Proxies will be solicited principally by mail.  If desirable, to ensure a quorum at the Annual Meeting, our officers, directors, agents and employees may contact shareholders, banks, brokerage houses and others, by telephone, facsimile or in person to request that proxies be furnished.  Qualstar will bear all expenses incurred in connection with this solicitation.  These costs include reimbursements to banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.  However, officers, directors and employees will not receive additional compensation for these services.

Revocability of Proxies

An executed proxy may be revoked at any time before its exercise by delivering to the Secretary of Qualstar a written notice of revocation or a duly executed proxy bearing a later date.  Prior to the date of the Annual Meeting, any notice of revocation or subsequent proxy must be delivered to our Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063, the principal executive office of Qualstar.  On the date of the Annual Meeting, such notice or subsequent proxy should be delivered in person at the Annual Meeting prior to the time of the vote.  Accordingly, the execution of the enclosed proxy will not affect a shareholder’s right to vote in person should such shareholder find it convenient to attend the Annual Meeting and desire to vote in person, so long as the shareholder has revoked his or her proxy prior to its exercise in accordance with these instructions.

ELECTION OF DIRECTORS

(Proposal 1)

In accordance with Qualstar’s bylaws, the number of directors constituting the Board of Directors is currently fixed at six.  All six directors are to be elected at the Annual Meeting and will hold office until the next Annual Meeting of Shareholders and until their respective successors are elected and have qualified.  It is intended that the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the six nominees proposed by the Board.  In the event that any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly.  All of the nominees named below have consented to being named herein and to serve if elected.  The Board has no reason to believe that any of the nominees will be unable to serve.

The following table provides information regarding the nominees, their ages, the year in which each first became a director of Qualstar, their principal occupations or employment during the past five years, directorships held with other public companies, and other biographical data:

Business Experience During Last
Name and Age	Five Years and Other Directorships

William J. Gervais (66)
William J. Gervais is a founder of Qualstar, has been our President and a director since our inception in 1984, and was elected Chief Executive Officer in January 2000.  From 1984 until January 2000, Mr. Gervais also served as our Chief Financial Officer.  From 1981 until 1984, Mr. Gervais was President of Northridge Design Associates, Inc., an engineering consulting firm.  Mr. Gervais was a co-founder, and served as Engineering Manager from 1976 until 1981, of Micropolis Corporation, a former manufacturer of hard disk drives.  Mr. Gervais earned a B.S. degree in Mechanical Engineering from California State Polytechnic University in 1967.

Richard A. Nelson (65)
Richard A. Nelson is a founder of Qualstar and has been our Vice President of Engineering, Secretary and a director since our inception in 1984.  From 1974 to 1984, Mr. Nelson was self employed as an engineering consultant specializing in microprocessor technology.  Mr. Nelson earned a B.S. in Electronic Engineering from California State Polytechnic University in 1966.

Stanley W. Corker (57)
Stanley W. Corker has served as a director of Qualstar since January 2006.  Since 1996, Mr. Corker has been the Director of Technology Research and a partner of Emerald Asset Management, a diversified investment management firm.  Prior to joining Emerald Asset Management, Mr. Corker obtained over 20 years experience in the computer storage industry from key roles in engineering and marketing at several manufacturers of tape drives, and as an industry analyst with International Data Corporation (IDC).  Mr. Corker received a B.S. degree in Computer Science from the University of Essex, England in 1972, where he later conducted five years of postgraduate research in computer networking systems.

Carl W. Gromada (67)
Carl W. Gromada has served as a director of Qualstar since March 2005.  From 2000 to the present, Mr. Gromada has been a consultant and a private investor. From 1996 to 2000, Mr. Gromada served as Chief Executive Officer, and a member of the board of directors of Computer Resources Unlimited, Inc., a company involved in the design, manufacture and sale of a broad line of products for the computer storage industry.  Mr. Gromada received a B.S. degree in Business Administration from Temple University in 1965.

Robert A. Meyer (64)
Robert A. Meyer has served as a director of Qualstar since March 2006.  Mr. Meyer is currently retired.  From 1994 until June 2005, Mr. Meyer was employed in various management positions by United States Filter Corporation, a company engaged in the water treatment industry serving industrial, commercial and residential customers.  His positions at United States Filter Corporation included Director of Finance, Business Development from 2000 to 2002, and Vice President of Internal Audit from 2003 until he retired in June 2005.  Mr. Meyer received a B.S. degree in Accounting from C.W. Post College in 1972, and he is a Certified Public Accountant.

Robert E. Rich (58)
Robert E. Rich has served as a director of Qualstar since January 2000.  Mr. Rich has been engaged in the private practice of law since 1975 and has been a shareholder of Stradling Yocca Carlson & Rauth, legal counsel to Qualstar, since 1984.  Mr. Rich received a B.A. degree in Economics from the University of California, Los Angeles in 1972 and his J.D. degree from the University of California, Los Angeles in 1975.

CORPORATE GOVERNANCE

Director Independence

Our Board has determined that all of our directors satisfy the current “independent director” standards established by rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), except for William J. Gervais, who is Chief Executive Officer and President of Qualstar, and Richard A. Nelson, who is Vice President Engineering and Secretary of Qualstar.  Each director serving on the Audit Committee of our Board also meets the more stringent independence requirements established by Securities and Exchange Commission rules applicable to audit committees.  Mr. Robert E. Rich, a member of our Board of Directors since January 2000, is a shareholder in the law firm of Stradling Yocca Carlson & Rauth, which has provided legal services to Qualstar since 1984.  Our Board has determined that no director has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.  There are no family relationships among any of the directors or executive officers of the Company.

Board of Directors and Committee Meetings

During the fiscal year ended June 30, 2008, our Board of Directors met 7 times and the committees of our Board held a total of 9 meetings.  Each incumbent director attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board, if any, on which he served during fiscal 2008.

The independent directors meet in executive session on a regular basis without any management directors or employees present.

Although we have no formal policy requiring director attendance at annual meetings of shareholders, we schedule the annual meeting for a date that is convenient for all directors to attend.  All directors who were elected at the 2008 annual meeting of shareholders attended that meeting.

Committees of the Board

Our Board has two standing committees:  the Audit Committee and the Compensation Committee.

The Audit Committee is comprised solely of non-employee directors who satisfy current Nasdaq standards with respect to independence, financial expertise and experience.  The Audit Committee is currently comprised of Messrs. Corker, Gromada and Meyer, with Mr. Gromada serving as Chairman.  Our Board of Directors has determined that both Mr. Gromada and Mr. Meyer meet the Securities and Exchange Commission’s definition of “audit committee financial expert.”  The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements.  A copy of our Audit Committee Charter is available in the investors section of the Company’s website at www.Qualstar.com.

The Audit Committee held 7 meetings during fiscal 2008.  To ensure independence, the Audit Committee also meets separately with our independent public accountants and members of management.

The Compensation Committee is comprised solely of independent directors.  The Compensation Committee is currently comprised of Messrs. Corker, Gromada and Meyer, with Mr. Corker serving as Chairman.  The Compensation Committee reviews and recommends the salaries and bonuses of our executive officers, establishes compensation and incentive plans for our executive officers, and determines other fringe benefits.  The Compensation Committee held 2 meetings during fiscal 2008.

Processes and Procedures of the Compensation Committee.  Our chief executive officer, William J. Gervais, plays an important role in formulating the compensation program for our executive officers.  Mr. Gervais co-founded Qualstar in 1984, is the largest individual shareholder, and continues to serve full time as the Company’s Chief Executive Officer and President.  The Compensation Committee considers Mr. Gervais to be one of the most important employees of Qualstar, and highly values his insight and views on compensation matters.  Mr. Gervais makes recommendations to the Compensation Committee regarding base salary, cash bonuses, and awards of equity-based long-term compensation of the executive officers.  The Compensation Committee takes Mr. Gervais’ recommendations into account in determining the Committee’s own recommendations regarding cash compensation, which are then presented to the full Board for approval.

We do not have a nominating committee.  Instead, the Board, as a whole, identifies and screens candidates for membership on the Board.  A majority of our Board consists of independent directors.  Our Board also includes the two founders of Qualstar, William J. Gervais and Richard A. Nelson, who are still actively involved in the management of the Company and own, in the aggregate, approximately 40% of the outstanding shares of our common stock.  Accordingly, we believe that it is important that the two founders participate in the selection of nominees to the Board and, therefore, we do not have a separate nominating committee.  All six nominees for election to the Board at the Annual meeting are incumbent directors.

We do not have a formal written charter regarding the nomination process, and no specific minimum qualifications for director nominees have been established.  In general, however, persons considered for nomination to the Board must have demonstrated outstanding achievement, integrity and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the Company and our shareholders, and must be willing and able to devote the necessary time for Board service.  To comply with regulatory requirements, a majority of Board members must qualify as independent directors under Nasdaq rules, and at least one Board member must qualify as an “audit committee financial expert” under SEC rules.  The Board considers potential candidates recommended by current directors, company officers, employees and others, although no procedure has been established for shareholders to recommend candidates to be considered as director nominees.

Shareholder Communications with the Board

Shareholders wishing to communicate with the Board of Directors or with an individual Board member concerning the Company may do so by writing to the Board or to the particular Board member, and mailing the correspondence to:  Attention: Corporate Secretary, Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.  The envelope should indicate that it contains a shareholder communication.  All such shareholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to our chief executive officer, chief financial officer, controller and persons performing similar functions.  A copy of the Code of Business Conduct and Ethics is available in the investors section of the Company’s website at www.Qualstar.com, and a copy also may be obtained at no charge by written request to the attention of the Corporate Secretary at 3990-B Heritage Oak Court, Simi Valley, California 93063.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Qualstar’s directors and executive officers, and persons who own more than ten percent of Qualstar’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish Qualstar with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of Section 16(a) reports furnished to us and written representations that no other reports were required during the fiscal year ended June 30, 2008, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of February 11, 2009 for:

•	each person (or group of affiliated persons) who we know beneficially owns more than 5% of our common stock;

•	each of our directors and nominees for election to the Board;

•	each of the named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares.  Except as indicated by footnote, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned, subject to community property laws where applicable.  The percentage of shares beneficially owned is based on 12,253,117 shares of common stock outstanding as of February 11, 2009.  Shares of common stock subject to options currently exercisable or exercisable within 60 days of February 11, 2009, are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.  The address for those individuals for which an address is not otherwise indicated is: c/o Qualstar Corporation, 3990-B Heritage Oak Court, Simi Valley, California 93063.

	Common	Options Exercisable Within 60	Beneficial Ownership
Name	Shares Owned	Days (1)	Number	Percent

William J. Gervais	3,018,950	—	3,018,950	24.6%
Richard A. Nelson	1,885,542	—	1,885,542	15.4%
Wells Capital Management Inc.(2)	757,298	—	757,298	6.2%
525 Market Street
San Francisco, CA 94105
Microcapital LLC (3)	666,244	—	666,244	5.4%
623 Fifth Avenue, Suite 2502
New York, NY 10022
Stanley W. Corker	18,940	12,000	30,940	*
Carl Gromada	48,271	12,000	60,271	*
Robert A. Meyer	—	12,000	12,000	*
Robert E. Rich	131,400	12,000	143,400	1.2%
Robert K. Covey	48,280	20,000	68,280	*
Andrew A. Farina	—	25,000	25,000	*
David L. Griffith	—	80,000	80,000	*
Robert C. King	—	62,500	62,500	*
All directors and officers as a group (10 persons)	5,151,383	235,500	5,386,883	43.2%
_________________
*Less than 1.0%

(1)	Represents shares that may be acquired upon exercise of stock options which are either currently vested or will vest within 60 days of February 11, 2009.

(2)
Based on information contained in reports filed with the Securities and Exchange Commission, Wells Fargo & Company, as the parent holding company of Wells Capital Management Incorporated, an investment adviser, beneficially owns 757,298 shares as of December 31, 2008.

(3)	Based on information contained in reports filed with the Securities and Exchange Commission, Microcapital LLC beneficially owns 666,244 shares as of September 30, 2008.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation awarded to, earned by, or paid to our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers who were serving as executive officers of Qualstar at June 30, 2008.  These individuals are identified in the Summary Compensation Table and other compensation tables that follow this section, and are referred to throughout this report as our “named executive officers.”

Executive Compensation Program Objectives

Our executive compensation program is intended to fulfill three primary objectives:  first, to attract and retain qualified executives required for the success of our business; second, to reward these executives for financial and operating performance; and third, to align their interests with those of our stockholders to create long-term stockholder value.  The principal elements of the compensation program for our named executives include base salary, cash bonus, and long-term incentives in the form of stock options.

Executive Officer Compensation Elements

Base Salaries

Our Board of Directors, upon the recommendation of the Compensation Committee, establishes base salaries for our executive officers.  The Compensation Committee considers compensation paid by companies comparable in size to Qualstar, the experience level and past performance of the individual executives, as well as the revenues and profitability of Qualstar.  Our goal is to provide base salaries that are fair and competitive, but not excessive.

The table below shows the base salary established for each of our named executive officers for fiscal years 2008 and 2009, and the percentage increase compared to the prior fiscal year.  Salary adjustments generally take effect in October of each year, so the amounts shown below may not be exactly the same as those shown in the Fiscal 2008 Summary Compensation Table.

Name and Principal Position	Fiscal 2008 Base Salary		Percent Increase versus Fiscal 2007 Base Salary	Fiscal 2009 Base Salary		Percent Increase versus Fiscal 2008 Base Salary

William J. Gervais	$195,000		─	$175,000	(1)	(10.3%)
Chief Executive Officer and
President
Andrew A. Farina	$170,000		3.0%	$170,000	(2)	─
Vice President and Chief
Financial Officer
Richard A. Nelson	$170,000		─	$170,000		─
Vice President of Engineering
Robert K. Covey	$172,000		─	$184,000	(3)	7.0%
Vice President of Marketing
Robert C. King	$171,000	(4)	─	$171,000	(4)	─
Vice President of Sales
__________
(1)	Mr. Gervais voluntarily reduced his base salary to a rate of $175,000 effective August 25, 2008.

(2)	Mr. Farina’s employment with Qualstar terminated effective January 16, 2009.

(3)	In November 2008, our Board of Directors approved an increase in Mr. Covey’s base salary, effective retroactively to July 1, 2008.

(4)	The amounts shown for Mr. King include an allowance of $6,000 per year for automobile expenses.

Cash Bonuses

Historically, each year the Board of Directors, upon the recommendation of the Compensation Committee, has established a cash bonus plan for executive officers based on Qualstar achieving stated levels of consolidated revenue and pre-tax profits for the fiscal year, excluding the effects of acquisitions, if any, made during the fiscal year.  However, in recent years Qualstar has not achieved the levels of revenues or pre-tax profits required to earn even the minimum bonus amounts under prior bonus plans.  Consequently, the Board of Directors did not establish a bonus plan for executive officers for fiscal 2008, and has not established a bonus plan for executive officers for fiscal 2009, with the exception of a cash incentive plan for our Vice President of Sales, as described below.

Because of the importance of our XLS tape library products to the future growth of revenues, the Board of Directors, upon the recommendation of the Compensation Committee, established a cash incentive plan for our Vice President of Sales in fiscal 2008 tied directly to unit sales of XLS tape libraries.  Under this plan, our Vice President of Sales earned $1,000 for each XLS tape library sold in fiscal 2008, for a total of $27,000.

The Company’s Board of Directors reserves the right to modify the bonus plan from time to time, and to pay discretionary cash bonuses, if deemed appropriate.

Equity-Based Compensation

We use stock option grants as a form of long-term compensation.  For the past several years, however, our stock generally has not been actively traded and the price per share has declined or stayed within a relatively narrow range.  Consequently, stock options have not provided significant compensation in recent years.  We did not grant any stock options to our executive officers in fiscal 2008.

Under our 1998 Stock Incentive Plan, the exercise price of stock options must be no less than the closing price of our common stock on the date of grant.  It is our policy to grant stock options only at duly held meetings of our Board of Directors, with an exercise price equal to the closing price of our common stock on the date of the Board meeting.

Compensation of our Named Executive Officers

The amount of each component of compensation established for the named executive officers is based on a number of factors.  These factors include company performance, individual performance, compensation paid by companies comparable in size to Qualstar, the recommendations of our Chief Executive Officer, William J. Gervais, and a review of the prior compensation history of each executive officer.  Some of these factors are discussed above.  Other factors applicable to each named executive officer are discussed below.

Mr. Gervais and Mr. Nelson co-founded Qualstar in 1984 and they continue to serve Qualstar full time as executive officers.  The Compensation Committee considers both Mr. Gervais and Mr. Nelson to be largely responsible for the success the Company has achieved, and to be two of our most important employees.  However, Mr. Gervais and Mr. Nelson have requested that their base salaries be maintained at levels the Compensation Committee considers to be relatively low.  The reasons for this include their belief that in the long term their individual equity ownership of Qualstar potentially will provide greater financial returns than current compensation.  Moreover, Mr. Gervais voluntarily reduced his salary from a rate of $195,000 per year to a rate of $175,000 per year effective August 25, 2008 in order to reduce costs.  Mr. Gervais and Mr. Nelson also have never requested nor accepted stock option awards.

Mr. Farina employment with Qualstar commenced November 27, 2006 and he served as our Chief Financial Officer from December 14, 2006 until his employment terminated on January 16, 2009.  His starting base salary was $165,000 per year.  On August 30, 2007, the Board approved an increase in his base salary to $170,000 per year to bring his compensation more in line with amounts paid to chief financial officers at public companies of a size similar to Qualstar.

Mr. Covey has been our Vice President of Marketing since 1994.  On November 5, 2008, the Board approved an increase in Mr. Covey’s base salary to $184,000 per year, effective retroactively to July 1, 2008, to bring his compensation more in line with market rates for persons with similar duties and responsibilities at other companies.

In an effort to stimulate sales of our XLS tape libraries, Mr. King receives a cash bonus based on the number of XLS libraries sold, as described above under the caption “Cash Bonuses.”

Tax Considerations

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to our chief executive officer and to each of the three highest compensated executive officers other than our chief executive officer only to the extent total compensation does not exceed $1.0 million during any fiscal year or if it is “performance-based” under Section 162(m).  The total compensation earned by our executive officers has always been less than $1.0 million and, consequently, the limitations imposed by Section 162(m) have not been a factor.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed the foregoing Compensation Discussion and Analysis and has discussed its contents with Qualstar’s management and the Board of Directors. Based on the review and discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this report.

Submitted by the members of the Compensation Committee

Stanley W. Corker (Chairman)
Carl W. Gromada
Robert A. Meyer

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our Board of Directors has a standing Compensation Committee.  The members of this committee during the fiscal year ended June 30, 2008 and presently are Stanley W. Corker, Carl W. Gromada and Robert A. Meyer.  No executive officer of Qualstar serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors.  No member of the Compensation Committee is, or ever has been, an employee or officer of Qualstar.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following tables show the compensation earned during the fiscal years ended June 30, 2008 and June 30, 2007 by our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers at June 30, 2008.  These officers are referred to in this report as the “named executive officers.”

Fiscal 2008 Summary Compensation Table

Name and Principal Position	Year	Salary (1) ($)	Bonus (1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

William J. Gervais	2008	$195,000	$—	$—	$3,867	$198,867
Chief Executive Officer	2007	193,000	—	—	3,868	196,868
and President
Andrew A. Farina (4)	2008	169,055	—	15,636	573	185,264
Vice President and Chief	2007	92,000	—	6,017	286	98,303
Financial Officer
Richard A. Nelson	2008	169,998	—	—	6,274	176,272
Vice President of	2007	164,000	—	—	6,545	170,545
Engineering
Robert K. Covey	2008	175,303	—	—	4,445	179,748
Vice President of Marketing	2007	171,000	—	—	3,962	174,962
Robert C. King	2008	170,976	27,000	31,515	5,724	235,215
Vice President of Sales	2007	169,000	14,000	21,894	5,724	210,618
___________
(1)
The amounts shown in these columns reflect salary and bonuses earned by the named executive officers during fiscal years 2008 and 2007 and include amounts which the executives elected to defer, on a discretionary basis, pursuant to Qualstar’s 401(k) savings plan.

(2)
The amounts shown in this column represent the compensation expense recognized by Qualstar in fiscal years 2008 and 2007 for financial statement reporting purposes with respect to the fair value of stock options granted during fiscal 2008 and in prior fiscal years.  The compensation expense is computed in accordance with SFAS 123R, and does not necessarily correspond to the actual value that will be realized by the named executive officers.  Stock options granted to the named executive officers vest over four years at the rate of 25% of the shares as of each anniversary of the date of grant.   Pursuant to SEC rules, the dollar amounts shown in the table exclude the impact of estimated forfeitures related to service-based vesting conditions.  Under SFAS 123R, the fair value of stock options is calculated using the closing price of Qualstar common stock on the date of grant. For additional information regarding the calculation of the fair value of stock options, refer to note 7 of the Qualstar financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the SEC.

(3)	The amounts shown above under “All Other Compensation” represent matching contributions under our 401(k) plan, and premiums for disability and life insurance.

(4)	Mr. Farina’s employment commenced as of November 27, 2006 and ended as of January 16, 2009.

Grants of Plan-Based Awards

The following table sets forth information regarding grants of awards to each named executive officer during the year ended June 30, 2008 under our equity incentive plan.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (1) (#)	Exercise or Base Price of Option Awards ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)

William J. Gervais	—	—	—	—
Andrew A. Farina	—	—	—	—
Richard A. Nelson	—	—	—	—
Robert K. Covey	—	—	—	—
Robert C. King	—	—	—	—
____________
(1)
The amounts shown in this column represent the number of shares of common stock underlying stock options granted in fiscal year 2008 to each named executive officer.  Stock options granted to the named executive officers vest over four years at the rate of 25% of the number of shares as of each anniversary of the date of grant, provided that the executive is employed by Qualstar on the vesting date.

(2)
The amounts shown in this column represent the full grant date fair value of stock options granted in fiscal year 2008, computed in accordance with SFAS 123R, and does not necessarily correspond to the actual value that will be realized by the named executive officers.  Under SFAS 123R, the grant date fair value of stock options is calculated using the closing price of Qualstar common stock on the date of grant.  This amount is then recognized by the Company as compensation expense for financial statement reporting purposes ratably over the vesting period.  The amount recognized as compensation expense in fiscal 2008 is included in the Summary Compensation Table above in the column headed “Option Awards.”  For additional information regarding the calculation of the grant date fair value of stock options, refer to note 7 of the Qualstar financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended June 30, 3008, as filed with the SEC.

Outstanding Equity Awards

The following table provides information regarding outstanding equity awards held by each named executive officer as of June 30, 2008, including the number of unexercised vested and unvested stock options. The vesting schedule for each grant is shown following this table.

Outstanding Equity Awards at 2008 Fiscal Year End

	Option Awards
	Number of Securities Underlying Unexercised Options (#)		Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable (1)	($)	Date
William J. Gervais	—	—	—	—
Andrew A. Farina	12,500	37,500	$2.88	12/14/2016(2)
Richard A. Nelson	—	—	—	—
Robert K. Covey	20,000	—	5.94	01/03/2012
Robert C. King	37,500	12,500	3.71	06/15/2015
	12,500	37,500	2.88	12/14/2016
______________
(1)
Stock options granted to the named executive officers vest over four years at the rate of 25% of the options as of each anniversary of the date of grant, provided that the executive is still employed by Qualstar on the vesting date.  The amounts shown in this column represent the remaining unvested portion of each option grant.

(2)	Mr. Farina’s employment terminated effective January 16, 2009. Mr. Farina’s options will terminate on April 16, 2009 if not exercised by that date.

Option Exercises

The table below sets forth information for each named executive officer regarding the exercise of stock options during the fiscal year ended June 30, 2008, including the aggregate value realized upon exercise before payment of any applicable withholding taxes.

Option Exercises in Fiscal Year 2008

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
William J. Gervais	—	—
Andrew A. Farina	—	—
Richard A. Nelson	—	—
Robert K. Covey	—	—
Robert C. King	—	—
________________
(1)
The value realized on exercise of option awards represents the market price per share of common stock on the date of exercise, less the stock option exercise price per share, multiplied by the number of stock options exercised.

Director Compensation

Each of our non-employee directors receives cash fees and equity-based awards as compensation for his service on the Board of Directors and the committees of the Board on which he is a member.  The table below sets forth cash compensation earned by each non-employee director, and share-based compensation expense recognized by us for each non-employee director, during the fiscal year ended June 30, 2008.  All compensation earned by Mr. Gervais and Mr. Nelson is reported in the Summary Compensation Table above and has been excluded from the table below.

Fiscal Year 2008 Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Option Awards (2)(3) ($)	Total ($)
Stanley W. Corker	$20,500	$5,760	$26,260
Carl W. Gromada	20,250	5,760	26,010
Robert A. Meyer	19,250	5,760	25,010
Robert E. Rich	13,250	5,760	19,010
_______________
(1)
The amounts shown in this column represent the amount of cash compensation earned in fiscal year 2008 for service on the Board of Directors and any committees of the Board on which the director was a member in fiscal 2008.

(2)
The amounts shown in this column represent the compensation expense recognized by Qualstar in fiscal year 2008 for financial statement reporting purposes with respect to the fair value of stock options granted in prior fiscal years.  No stock options were granted to our directors during fiscal 2008.  The compensation expense is computed in accordance with SFAS 123R, and does not necessarily correspond to the actual value that will be realized by the directors.  Stock options granted to our directors vest over four years at the rate of 25% of the shares as of each anniversary of the date of grant.  Pursuant to SEC rules, the dollar amounts shown in the table exclude the impact of estimated forfeitures related to service-based vesting conditions.  Under SFAS 123R, the fair value of stock options is calculated using the closing price of Qualstar common stock on the date of grant. For additional information regarding the calculation of the fair value of stock options, refer to note 7 of the Qualstar financial statements included in Item 8 of our annual report on Form 10-K for the fiscal year ended June 30, 2008, as filed with the SEC.

(3)	As of June 30, 2008, each of our non-employee directors named in the above table held unexercised stock options for 24,000 shares of our common stock.

Each of our non-employee directors receives $2,000 per quarter plus $1,000 for each Board meeting attended as compensation for his service on the Board, and is reimbursed for expenses incurred in connection with attendance at meetings of the Board and any committees on which he serves. Directors who serve on the Audit Committee of our Board receive an additional fee of $1,000 per quarter plus an attendance fee of $500 per meeting if the Audit Committee meeting is held in conjunction with a meeting of the full Board, and $1,000 per meeting if held on a day when the full Board does not meet. Directors who serve on the Compensation Committee of our Board receive an additional fee of $500 for attending meetings of that committee that are held on a day when the full Board does not meet. An attendance fee of $250 per meeting is paid for telephonic meetings of the full Board or of a committee on which a director is a member. No fees are paid for service on the Board to directors who are employees of Qualstar.

Directors were eligible to receive stock options under our 1998 Stock Incentive Plan, and will be eligible to receive stock options under our 2008 Stock Incentive Plan if it is approved by our shareholders.  See Proposal 2 at page 15 of this Proxy Statement.  No stock options were granted to our non-employee directors during the fiscal year ended June 30, 2008.

Potential Benefits Upon or Following a Change in Control

Stock options granted under our 1998 Stock Incentive Plan provide that upon certain circumstances in the event of or following a change in control of Qualstar, the unvested portion of such stock options will accelerate and become immediately vested in full.  In general, a change in control is deemed to occur if we were to sell substantially all of our assets or if Qualstar were to merge into, consolidate with or enter into a reorganization with another entity in a transaction in which Qualstar is not the surviving corporation.

If a change in control occurs and the acquiring entity does not assume and continue the employee’s rights under the unvested stock options, then all unvested stock options will accelerate and vest in full upon the occurrence of the change in control.  If the acquiring entity does assume the employee’s rights under the unvested stock options, but the employee’s employment subsequently is terminated without cause, or if the employee resigns for good reason after the change in control, then all unvested stock options held by the employee would accelerate and vest in full as of the date of termination.

The reasons for which an employee may voluntarily resign and trigger acceleration of vesting include a change in the employee’s position which materially reduces his or her duties and responsibilities or the level of management to which the employee reports, a reduction in the employee’s level of compensation and benefits by more than 15 percent, or a relocation of employee’s principal place of employment by more than 30 miles without his or her consent.

The table below sets forth information regarding the estimated amounts that each named executive officer would have realized in the event that a change in control of Qualstar had occurred and all of his unvested stock options had accelerated and become immediately vested in full as of June 30, 2008.

Estimated Benefits at 2008 Fiscal Year End in the Event of a Change in Control

Name	Option Awards (1)
William J. Gervais	—
Andrew A. Farina	$6,000
Richard A. Nelson	—
Robert K. Covey	—
Robert C. King	$6,000
___________
(1)
The amounts in this column represent the aggregate gain each named executive officer would have realized if all unvested stock options granted under the 1998 Stock Incentive Plan that were held by him on June 30, 2008 accelerated and became immediately vested in full on that date.  The amount of gain was calculated based on the difference between the exercise price of each unvested option and the closing price of our common stock on that date, which was $3.04 per share.

Transactions with Related Persons

There are no relationships or transactions involving any of our directors or executive officers for which disclosure is required under the rules of the Securities and Exchange Commission.

In accordance with the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing any proposed transaction with any related person which involves a potential conflict of interest or for which approval is required under applicable Securities and Exchange Commission and Nasdaq rules.  Currently, this review and approval requirement applies to any transaction to which Qualstar will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a) through (c).

In the event that management becomes aware of any related person transaction, management will present information regarding the proposed transaction to the Audit Committee for review.  Approval of a transaction with a related person requires the affirmative vote of a majority of the members of the Audit Committee or of a majority of the members of the full Board of Directors.  If the related person transaction involves a member or members of the Board, approval requires a majority vote of the directors who do not have a financial interest in the transaction.

APPROVAL OF THE QUALSTAR
2008 STOCK INCENTIVE PLAN

(Proposal 2)

Historically, we have used options to purchase shares of Qualstar common stock as an incentive to attract and retain the services of qualified employees, officers and directors upon whose judgment, initiative and efforts the successful conduct and development of Qualstar’s business largely depends, by providing them with an opportunity to participate in the ownership of Qualstar and thereby have an interest in the success and increased value of the Company.  Under the Qualstar Corporation 1998 Stock Incentive Plan (the “1998 Plan”), the Company was authorized to grant stock options to purchase up to 1,215,000 shares of our common stock.  As of January 16, 2009, a total of 412,825 shares of common stock had been issued under the 1998 Plan since its inception, and there were unexercised options outstanding under the 1998 Plan to purchase a total of 623,000 shares at a weighted average exercise price of $4.00 per share.  The 1998 Plan expired in February 2008, and no additional options may be granted under that plan.

In order to provide the ability to continue to grant new options in the future, our Board of Directors on November 5, 2008 unanimously adopted the Qualstar Corporation 2008 Stock Incentive Plan (the “2008 Plan”) under which we will be authorized to grant options to purchase up to 500,000 shares of our common stock if our shareholders approve the 2008 Plan at the Annual Meeting.

The principal provisions of the 2008 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2008 Plan itself.  A copy of the 2008 Plan is attached as Exhibit A to this Proxy Statement.

Shares Authorized and Limitations on Grants

The 2008 Plan authorizes the Company to grant options to purchase up to 500,000 shares of common stock, subject to adjustment in the number and kind of shares subject to the 2008 Plan in the event of stock splits, stock dividends or certain other similar changes in the capital structure of the Company.

The 2008 Plan contains annual limits on grants to individual participants.  In any calendar year, no participant may be granted options under the 2008 Plan for more than 100,000 shares.  Furthermore, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options become exercisable for the first time by a participant during any calendar year may not exceed $100,000.

Administration

The 2008 Plan may be administered by either our Board of Directors or a committee of two or more directors appointed by the Board (the “Committee”).  We currently anticipate that the 2008 Plan will be administered by our Compensation Committee, which is comprised of three independent directors.  Subject to the provisions of the 2008 Plan, the Board (or the Committee) will have full authority to implement, administer and make all determinations necessary under the 2008 Plan.

Stock Options, Exercise Price and Vesting

Options may be granted under the 2008 Plan either as “incentive stock options” as defined in Section 422 of the Internal Revenue Code, or as nonqualified stock options.  The terms and conditions of each stock option will be determined by the Board (or the Committee) at the time of grant, including exercise price, vesting provisions and duration, subject to the provisions of the 2008 Plan.  Options must expire no later than ten years from the date of grant, or five years with respect incentive stock options granted to a person who owns more than 10% of the outstanding common stock as of the date of grant.

The exercise price of incentive stock options and nonqualified options may not be less than 100% of the fair market value of a share of common stock on the date the option is granted.  The exercise price of an incentive stock option granted to a person who owns more than 10% of the Company’s outstanding common stock on the date of grant may not be less than 110% of the fair market value of a share of common stock on the date of the grant.  Payment of the exercise price may be made, in the discretion of the Board (or the Committee), in cash, by check, by delivery of shares of the Company’s common stock owned by the optionee, or any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Except for adjustments to the exercise price of stock options resulting from stock splits, stock dividends or certain other similar changes in the capital structure of the Company, or unless the prior approval of the Company’s stockholders is obtained, the Board and the Committee are prohibited from taking any action that would have the effect of reducing the exercise price of an option previously granted under the 2008 Plan, or that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market or the principal exchange on which the Company’s shares of common stock are then listed or admitted to trading.

The Board (or the Committee) has the authority to determine the time or times at which options granted under the 2008 Plan become exercisable, or “vest.”  Historically, all options granted by the Company under the 1998 Plan vested over time based solely on continued employment or service by the participant.  However, the 2008 Plan also includes a number of performance-based criteria that may be used to determine when and to what extent the shares covered by a stock option will vest.  The Board (or the Committee) will have discretion to apply the performance criteria to either the Company as a whole or to a business unit or subsidiary, and to specify that the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to previous years' results or to a designated peer group of companies, in each case as specified in the individual stock option agreement at the time of grant.  The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:  (a) revenue;  (b) gross profit;  (c) operating income;  (d) pre-tax income;  (e) earnings before interest, taxes, depreciation and amortization;  (f) earnings per common share on a fully diluted basis; (g) return on consolidated stockholders’ equity;  (h) cash flow;  (i) adjusted operating cash flow return on income; (j) cost containment or reduction;  (k) the percentage increase in the market price of the Company’s common stock over a stated period; or  (l) individual business objectives.  The Board (or the Committee) will also have discretion to grant stock options that vest over time based solely on continued employment or service by the participant, or to use a combination of time-based and performance-based vesting criteria.

Options are nontransferable, other than by will and the laws of descent and distribution.  However, the Board (or the Committee) may in its discretion permit participants to transfer nonqualified stock options to family members, family trusts and family partnerships.

Eligibility to Participate in the 2008 Plan

Incentive stock options may be granted to employees of the Company or of any current or future parent or subsidiary of the Company, including directors if they are employees.  Nonqualified stock options may be granted to employees, directors, whether or not employees, and consultants and other service providers of the Company or of any current or future parent or subsidiary of the Company.

As of February 4, 2009, 10 officers and directors of the Company and approximately 25 other employees of the Company were eligible to participate in the 2008 Plan.

Amendment and Termination of the 2008 Plan

The Board of Directors may from time to time alter, amend, suspend or terminate the 2008 Plan in such respects as the Board of Directors may deem advisable.  However, no such alteration, amendment, suspension or termination may be made that would substantially affect or impair the rights of any person under any outstanding option granted under the 2008 Plan without his or her consent.  Unless previously terminated by the Board of Directors, the 2008 Plan will terminate on November 5, 2018.

Change in Control Provisions

The vesting of all options granted under the 2008 Plan will accelerate automatically upon a change in control of the Company (as defined in the 2008 Plan) effective as of immediately prior to the consummation of the change in control, unless the options are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor or the options granted under the 2008 Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Board (or the Committee) in its discretion may consider equitable.

Grants to Executive Officers, Directors and other Participants

Regulations of the Securities and Exchange Commission require that we include a table setting forth the amount of options or rights that will be received under the 2008 Plan by each of the following persons and groups, if such amounts are determinable:  (a) our chief executive officer, our chief financial officer, and the three other executive officers named in the summary compensation table in this proxy statement, (b) our current executive officers as a group, (c) our current directors who are not executive officers as a group, (d) each nominee for election as a director, (e) each associate of any of the foregoing directors, executive officers or nominees, (f) each other person who received or is to receive 5% of the options or rights under the 2008 Plan, and (g) all employees, including officers who are not executive officers, as a group.  If such amounts are not determinable, which is the case for Qualstar, the Company is required to set out the amounts which would have been received for the last fiscal year if the 2008 Plan had been in effect.  In compliance with these regulations, set forth in the following table is information with respect to options granted under the 1998 Plan to the designated persons and groups during the fiscal year ended June 30, 2008:

Name and Position	Options Granted (Number of Shares)
Named Executive Officers:
William J. Gervais, CEO and President	—
Andrew A. Farina, Vice President and Chief Financial Officer	—
Richard A. Nelson, Vice President of Engineering	—
Robert K. Covey, Vice President of Marketing	—
Robert C. King, Vice President of Sales	—
All current executive officers as a group (6 persons)	—

Non-Executive Directors and Director Nominees:
Stanley W. Corker, Director	—
Carl W. Gromada, Director	—
Robert A. Meyer, Director	—
Robert E. Rich, Director	—
All current non-executive directors as a group (4 persons)	—

Associates of executive officers, directors and nominees	—
Persons who received or will receive 5% of such options	—
All employees, other than executive officers, as a group	38,000

Recent Share Price

The last reported sale price of Qualstar common stock on the Nasdaq Stock Market on February 4, 2009 was $1.86 per share.

Summary of Federal Income Tax Consequences of the 2008 Plan

Incentive Stock Options.  Generally, there is no taxable income to an employee when an incentive stock option is granted or when that option is exercised.  However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will be included in the optionee’s alternative minimum taxable income upon exercise.  If shares received on exercise of an incentive option are disposed of in the same year the option is exercised, and the amount realized is less than the stock’s fair market value at the time of exercise, the amount includable in alternative minimum taxable income is limited to the excess of the amount realized on the sale or exchange of the shares over the taxpayer’s basis in such shares.  Gain realized by an optionee upon sale of shares issued on exercise of an incentive stock option is taxable as long-term capital gain if the optionee disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise.  If the optionee disposes of the shares less than two years after the date of grant or less than one year after the date of exercise, the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares.  The Company will be entitled to a tax deduction in an amount equal to the amount the employee must recognize as ordinary income.

Nonqualified Stock Options.  The recipient of a nonqualified stock option will not recognize taxable income upon the grant of the option. Generally, upon exercise of a nonqualified stock option the optionee will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise.  The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee.  An optionee’s tax basis for the shares for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the shares on the date of exercise of the nonqualified stock option.

Code Section 162(m).  Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s three most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1.0 million deduction limit. The Company’s 2008 Plan authorizes only the issuance of stock options that are intended to qualify as performance-based compensation.  In order for compensation attributable to a stock option to qualify as performance-based compensation, the following requirements must be satisfied: (i) the grant or award must be made by a compensation committee consisting of “outside directors” as described more fully below; (ii) the plan under which the option is granted must state the maximum number of shares with respect to which options may be granted during a specified period to any employee; (iii) under the terms of the option, the amount of compensation that an employee could receive must be based solely on an increase in the value of the shares after the date of the grant or award (i.e. the option exercise price must be equal to or greater than the fair market value of the shares subject to the option at the date of grant); and (iv) the corporation’s shareholders must approve the material terms of the plan.  Although Section 162(m) requires that a corporation’s compensation committee be comprised solely of two or more “outside directors,” a compensation committee may include one or more directors not qualifying as outside directors, provided that either (i) the compensation committee includes a subcommittee comprised solely of two or more outside directors; or (ii) the non-qualifying directors abstain, or recuse themselves, from actions taken with respect to performance-based compensation awards. The Compensation Committee of Qualstar’s Board currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Code, and it is the intent of the Board of Directors that all future Compensation Committee members will also satisfy that definition.

Code Section 409A.  Section 409A of the Internal Revenue Code governs the operation of nonqualified deferred compensation plans and imposes, without limitation, various requirements relating to employee elections to defer income and to the timing and form of payment of such nonqualified deferred income.  In general, if at any time during the tax year an employee’s nonqualified deferred compensation plan fails to satisfy the requirements of Section 409A, the employee will be required to include in his or her gross income for the tax year all compensation deferred under the nonqualified deferred compensation plan for that tax year and all preceding tax years.  Moreover, in such cases the employee will be required to remit an excise tax equal to 20% of the amount included in gross income.  Incentive stock options are not considered nonqualified deferred compensation and are thus exempt from the requirements of Section 409A.  In addition, a nonqualified stock option is not treated as nonqualified deferred compensation under Section 409A provided that (i) the option exercise price can never be less than the underlying stock’s fair market value on the date the option is granted; (ii) the number of shares subject to the option is fixed on the original date of grant of the option; and (iii) the option does not include any feature for the deferral of compensation, other than the deferral of income recognition until the later of (a) the exercise or disposition of the option or (b) the time the shares acquired on exercise of the option first become vested.  It is intended that nonqualified stock options issued under the Company’s 2008 Plan will satisfy the foregoing exemption under Section 409A.

Vote Required For Approval

Approval of this proposal to approve the 2008 Plan requires the affirmative vote of the holders of a majority of the shares of common stock of the Company present, or represented, and entitled to vote at the Annual Meeting.  Proxies marked “abstain” as to this proposal will be counted in the tabulation of the shares entitled to vote and, therefore, will have the same effect as a vote “against” this proposal.  Broker non-votes will not be counted in determining the total number of shares entitled to vote on this proposal and, therefore, will have no effect on whether this proposal is approved.

Recommendation of Board Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S 2008 STOCK INCENTIVE PLAN.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This report is submitted by the current Audit Committee members who served on the committee during the fiscal year ended June 30, 2008.

The Audit Committee of the Board of Directors is composed solely of non-employee directors who satisfy the current Nasdaq requirements with respect to independence, financial expertise and experience.  The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is available in the investors section of the Company’s website at www.Qualstar.com.

The Board of Directors has the ultimate authority for effective corporate governance, including oversight of the management of Qualstar.  The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibilities by overseeing the accounting and financial reporting processes of Qualstar, the audit of Qualstar’s consolidated financial statements, the qualifications and performance of the independent registered public accounting firm engaged as Qualstar’s independent auditor, and Qualstar’s internal control over financial reporting.

The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities.  Management is responsible for the preparation, presentation, and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.  Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.  Qualstar’s independent auditor is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee fulfilled its duties and responsibilities during fiscal 2008 and with respect to the financial statements for the fiscal year ended June 30, 2008, as outlined in the Committee’s charter.  Among other actions, the Committee:

•	reviewed and discussed our quarterly consolidated financial statements and related periodic reports filed with the SEC, with management and the independent auditor,

•	reviewed with management and the independent auditor the audit scope and plans,

•	inquired about the adequacy of the Company’s internal controls,

•	inquired about significant risks, reviewed our policies for risk assessment and risk management and assessed the steps management is taking to control these risks, and

•	met in periodic executive sessions with the independent auditor

The Audit Committee has reviewed and discussed with management and Ernst & Young LLP, the Company’s independent auditor for fiscal 2008, the audited financial statements and related footnotes and independent auditor’s report on those financial statements for the fiscal year ended June 30, 2008.  Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles.  The Audit Committee discussed with management and the independent auditor the quality of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies.

The Audit Committee recognizes the importance of maintaining the independence of Qualstar’s independent auditor, both in fact and appearance.  Consistent with its charter, the Audit Committee has evaluated Ernst & Young LLP’s qualifications, performance and independence.  The Audit Committee has received from the independent auditors the written disclosures and the letter required by applicable requirements of the Public Company Oversight Board regarding the independent accountant’s communications concerning independence, and has discussed with them their independence from the Company and its management and has considered whether the independent auditors’ provision of non-audit services is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the fiscal year ended June 30, 2008, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Carl W. Gromada (Chairman)
Stanley W. Corker
Robert A. Meyer

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal 3)

On September 25, 2008, our Audit Committee dismissed Ernst & Young LLP as Qualstar’s independent registered public accounting firm, and engaged SingerLewak LLP as the independent registered public accounting firm to audit our financial statements for the fiscal year ending June 30, 2009.  The change in independent registered public accounting firms became effective on September 25, 2008.  This change followed the Audit Committee’s decision to seek proposals from independent registered public accounting firms to audit Qualstar’s financial statements, and was approved by both the Audit Committee and by the full Board of Directors.

The audit reports of Ernst & Young LLP on Qualstar’s financial statements for the two most recent fiscal years ended June 30, 2007 and June 30, 2008 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended June 30, 2007 and June 30, 2008, and the subsequent interim period through September 25, 2008, there were no disagreements between Qualstar and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years ended June 30, 2007 and June 30, 2008, or within the interim period through September 25, 2008.

During the two most recent fiscal years ended June 30, 2007 and June 30, 2008, and the subsequent interim period through September 25, 2008, we did not consult with SingerLewak LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Representatives of SingerLewak LLP will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.  We do not expect any representative of Ernst & Young LLP to be present at the Annual Meeting.

Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to approve the appointment by the Audit Committee of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2009.  If the shareholders do not approve this appointment, the Audit Committee will consider other independent registered public accounting firms.

Fees Paid to Independent Registered Public Accounting Firm.  The aggregate fees billed by Ernst & Young LLP, our independent registered public accounting firm until September 25, 2008, for professional services rendered to Qualstar during the fiscal years ended June 30, 2007 and fiscal 2008 were comprised of the following:

	Fiscal 2007	Fiscal 2008
Audit Fees	$189,400	$257,040
Audit-related fees	2,784	7,350
Tax fees	87,637	83,938
All other fees	—	—
Total fees	$279,821	$348,328

Audit fees include fees for professional services rendered in connection with the audit of our consolidated financial statements for each year and reviews of our unaudited consolidated quarterly financial statements, as well as fees related to consents and reports in connection with regulatory filings for those fiscal years.

Audit-related fees in fiscal 2007 and 2008 were primarily for general assistance in connection with the implementation of procedures required to comply with rules and regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002.

Tax fees related primarily to tax compliance and advisory services, and the preparation of federal and state tax returns for each year.  Tax fees for fiscal 2007 and 2008 also include professional services related to government audits of our federal and state tax returns.

Audit Committee Pre-Approval Policies and Procedures.  Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent accountants in accordance with applicable Securities and Exchange Commission rules. The Audit Committee adopted a written pre-approval policy on June 25, 2003, and all services performed by Ernst & Young in connection with engagements subsequent to June 25, 2003, and all services performed by SingerLewak LLP subsequent to its appointment on September 25, 2008, were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent accountants and management periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with these pre-approvals, and the fees for the services performed to date.

SHAREHOLDER PROPOSALS

Proposals to be Included in Our Proxy Statement

A shareholder who wishes to have a proposal considered for inclusion in our proxy statement for action at the next Annual Meeting of Shareholders must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.  The proposal must be in writing and be received by the Secretary of Qualstar at our principal place of business no later than October 23, 2009.

Advance Notice Procedures

If a shareholder desires to have a proposal acted upon at the next Annual Meeting of Shareholders that is not included in our proxy statement in accordance with SEC Rule 14a-8, or if a shareholder desires to nominate someone for election to our Board of Directors, the shareholder must follow the procedures outlined in our bylaws.  Our bylaws provide that in order for a shareholder proposal to be considered at an annual meeting of shareholders, written notice of the proposal must be received by the Secretary of Qualstar generally not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.  The notice must contain information required by our bylaws, including a description of the proposal and any material interest of the shareholder relating to such proposal.

In order to nominate someone for election to our Board of Directors at an annual meeting of shareholders, written notice of the proposed nomination must be received by the Secretary of Qualstar not less than 60 days nor more than 90 days prior to the anniversary of the preceding year’s annual meeting of shareholders.  The notice must contain information required by our bylaws regarding the shareholder and the nominee, as well as information required to be included in a proxy statement by SEC rules and regulations.

Accordingly, in order for a shareholder proposal or nomination to be considered at the next Annual Meeting of Shareholders, a written notice of the proposal or the nomination, which includes the information required by our bylaws, must be received by the Secretary of Qualstar between December 25, 2009 and January 24, 2010.

A copy of the full text of the bylaw provisions containing the advance notice procedures described above may be obtained upon written request to the Secretary of Qualstar at our principal place of business.

February 20, 2009	By Order of the Board of Directors

Richard A. Nelson
Secretary

EXHIBIT A

QUALSTAR CORPORATION
2008 STOCK INCENTIVE PLAN

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QUALSTAR CORPORATION

2008 STOCK INCENTIVE PLAN

This 2008 STOCK INCENTIVE PLAN (the “Plan”) is hereby established by Qualstar Corporation, a California corporation (the “Company”), and adopted by its Board of Directors as of November 5, 2008 (the “Effective Date”).

ARTICLE 1.

PURPOSES OF THE PLAN

1.1           Purposes.  The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1           Administrator.  “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2           Affiliated Company.  “Affiliated Company” means:

(a)            with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)            with respect to Nonqualified Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of:  (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3           Board.  “Board” means the Board of Directors of the Company.

2.4           Change in Control.  “Change in Control” shall mean:

(a)            The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)            A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)            A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)            The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)            The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.5           Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.6           Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 6.1 hereof.

2.7           Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.

2.8           Company.  “Company” means Qualstar Corporation, a California corporation, or any entity that is a successor to the Company.

2.9           Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code.  The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.10         Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.11         Exchange Act.  “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

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2.12         Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.13         Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

(a)            If the Common Stock is then listed or admitted to trading on The NASDAQ Stock Market or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on The NASDAQ Stock Market or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on The NASDAQ Stock Market or such exchange on the next preceding day on which a closing sale price is reported.

(b)            If the Common Stock is not then listed or admitted to trading on The NASDAQ Stock Market or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c)            If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

2.14         FINRA Dealer.  “FINRA Dealer” means a broker-dealer that is a member of the Financial Industry Regulatory Authority.

2.15         Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.16         Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.17         Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option.  To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

2.18         Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.19         Option.  “Option” means any option to purchase Common Stock granted pursuant to this Plan.

2.20         Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under this Plan.

2.21         Optionee.  “Optionee” means any Participant who holds an Option.

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2.22         Participant.  “Participant” means an individual or entity that holds an Option under this Plan.

2.23         Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:

(a)            Revenue;

(b)            Gross profit;

(c)            Operating income;

(d)            Pre-tax income;

(e)            Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(f)             Earnings per common share on a fully diluted basis (“EPS”);

(g)            Consolidated net income of the Company divided by the average consolidated common stockholders equity (“ROE”);

(h)            Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing            activities (“Cash Flow”);

(i)             Adjusted operating cash flow return on income;

(j)             Cost containment or reduction;

(k)           The percentage increase in the market price of the Company’s common stock over a stated period; and

(l)             Individual business objectives.

2.24         Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a  Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.25         10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

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ARTICLE 3.

ELIGIBILITY

3.1           Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2           Nonqualified Options.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options under the Plan.

3.3           Section 162(m) Limitation.  In no event shall any Participant be granted Options in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds one hundred thousand (100,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

ARTICLE 4.

PLAN SHARES

4.1           Shares Subject to the Plan.

(a)            The number of shares of Common Stock that may be issued under this Plan shall be five hundred thousand (500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.  For purposes of this limitation, in the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, or (b) any shares of Common Stock are reacquired by the Company pursuant to an Option Agreement, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan.

(b)            The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be five hundred thousand (500,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.

4.2           Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

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ARTICLE 5.

OPTIONS

5.1           Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant.  Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.

5.2           Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option.  As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted.  Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3           Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following:  (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.  However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4           Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by:  (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d)  the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and a FINRA Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the FINRA Dealer in a margin account as security for a loan from the FINRA Dealer in the amount of the Exercise Price, and whereby the FINRA Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

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5.5           Term and Termination of Options.  The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.  An Incentive Option granted to a person who is a 10% Stockholder on the date of grant shall not be exercisable more than five (5) years after the date it is granted.

5.6           Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7           Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8           Nontransferability of Options.  Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a domestic relations order entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee.  At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator.  For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9           Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.

5.10         Repricing Prohibited.  Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of an Option Agreement that would have the effect of reducing the exercise price of an Option previously granted under this Plan, or otherwise approve any modification to an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by The NASDAQ Stock Market or the principal exchange on which the Company’s shares of Common Stock are then listed or admitted to trading.

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5.11         Compliance with Code Section 409A.  Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A or an applicable exemption therefrom, as determined by the Administrator in its sole discretion.

ARTICLE 6.

ADMINISTRATION OF THE PLAN

6.1           Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”).  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

6.2           Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in this Plan or by law, the Administrator shall have full power and authority:  (a) to determine the persons to whom, and the time or times at which, Incentive Options or Nonqualified Options shall be granted, the number of shares to be represented by each Option, and the consideration to be received by the Company upon the exercise of such Options; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Option Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement; (g) to accelerate the vesting of any Option; (h) to extend the expiration date of any Option; (i)  to amend outstanding Option Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of this Plan, but only to the extent not contrary to the express provisions of this Plan.  Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under this Plan shall be final and binding on the Company and all Participants.

6.3           Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith.  To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

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ARTICLE 7.

CHANGE IN CONTROL

7.1           Options.  In order to preserve a Participant’s rights with respect to any outstanding Options in the event of a Change in Control of the Company:

(a)            Vesting of all outstanding Options shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options are to be assumed by the acquiring or successor entity (or parent thereof) or new options or New Incentives are to be issued in exchange therefor, as provided in subsection (b) below.

(b)            Vesting of outstanding Options shall not accelerate if and to the extent that:  (i) the Options (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options (including the unvested portion thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives of comparable value under a new incentive program (“New Incentives”) containing such terms and provisions as the Administrator in its discretion may consider equitable.  If outstanding Options are assumed, or if new options of comparable value are issued in exchange therefor, then each such Option or new option shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option shall remain the same as nearly as practicable.

(c)            If any Option is assumed by an acquiring or successor entity (or parent thereof) or a new option of comparable value or New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then, if so provided in an Option Agreement, the vesting of the Option, the new option or the New Incentive shall accelerate if and at such time as the Optionee’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement.

(d)            If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the amount (or “spread”) by which (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, exceeds (y) the Exercise Price of the Option.

(e)            The Administrator shall have the discretion to provide in each Option Agreement other terms and conditions that relate to (i) vesting of such Option in the event of a Change in Control, and (ii) assumption of such Options or issuance of comparable securities or New Incentives in the event of a Change in Control.  The aforementioned terms and conditions may vary in each Option Agreement, and may be different from and have precedence over the provisions set forth in Sections 7.1(a) - 7.1(d) above.

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(f)             Outstanding Options shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

(g)            If outstanding Options will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

ARTICLE 8.

AMENDMENT AND TERMINATION OF THE PLAN

8.1           Amendments.  The Board may from time to time alter, amend, suspend or terminate this Plan in such respects as the Board may deem advisable.  No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement without such Participant’s consent.  The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption.  Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

8.2           Plan Termination.  Unless this Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options may be granted under the Plan thereafter, but Option Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 9.

TAX WITHHOLDING

9.1           Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements with respect to any Options exercised.  To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise of an Option, or (b) delivering to the Company shares of Common Stock owned by the Participant.  The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

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ARTICLE 10.

MISCELLANEOUS

10.1         Benefits Not Alienable.  Other than as provided above, benefits under this Plan may not be assigned or alienated, whether voluntarily or involuntarily.  Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

10.2         No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant.  Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

10.3         Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements, except as otherwise provided herein, will be used for general corporate purposes.

10.4         Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

11

PROXY

QUALSTAR CORPORATION
3990-B Heritage Oak Court
Simi Valley, California 93063

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF QUALSTAR CORPORATION.

The undersigned hereby appoints William J. Gervais and Richard A. Nelson, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of QUALSTAR CORPORATION which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at Qualstar’s corporate headquarters located at 3990-B Heritage Oak Court, Simi Valley, California 93063, on March 25, 2009, at 9:30 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as follows:

1.	Election of Directors:

☐	FOR	☐	WITHHOLD AUTHORITY
	all nominees listed below (except		to vote for all nominees listed below
as indicated to the contrary below)

William J. Gervais, Richard A. Nelson, Stanley W. Corker, Carl W. Gromada, Robert A. Meyer and Robert E. Rich

(INSTRUCTIONS:  To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

2.	To approve the Qualstar Corporation 2008 Stock Incentive Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2009.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above.  If no direction is given, this Proxy will be voted FOR the election of the nominees listed above and FOR proposals 2 and 3.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

(continued from reverse side)

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting.  The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated February 20, 2009.

Dated: ________________________

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon.  When shares are held by two or more persons, both should sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer.  If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.  If your address is incorrectly shown, please print changes.